Exhibit 99.1
                                                                    ------------

                          ART INTERNATIONAL CORPORATION
                              5-7100 Warden Avenue
                            Markham, Ontario L3R 8B5
                               TEL: (905) 477-0252
                               FAX: (905) 477-8769

                                  MEDIA RELEASE


ART International Corporation Defines Revolutionary Food Stretch Film and Market

Markham, Ontario, Canada. March 23, 2004. ART International Corporation is pleased to define its revolutionary non-PVC food stretch film called Diamant and the market/opportunity, for which ART has recently entered into a Letter of Intent to acquire a Canadian and United States of America marketing, distribution and manufacturing license. The advantages of Diamant vs. PVC (a compound known to be harmful for human consumption and non-environmentally friendly) food stretch film products are outlined below:

ISSUES                   PVC                         DIAMANT
-----------------------  ------------------------    ------------------------
Environmental
-  Recycling             Cannot be recycled          Can be recycled
-  Incineration          Produces Dioxins            No harmful bi-products
-  Resources             Standard                    Uses 40% less material
Health                   Leaches harmful chemicals   Uses no Plastizer. No known
                         into food from Plastizer    health issues
Performance
-  Clarity               Standard                    Same
-  Strength              Standard                    30% stronger
-  Stretch               Standard                    10% more
-  Gloss                 Standard                    Same
-  Printing              Expensive                   60% less
-  Food Preservation     3 to 4 days                 5 to 6 days (20% better)
Price                    Standard                    Only 10 to 15% more
Future                   Most likely banned from     Could become the industry
                         food and medical uses       standard

Permapack AG, the originator of Diamant out of Switzerland, generated $1.5M in revenue with limited marketing in Europe during their first year of commercialization. Diamant has undergone testing in Canada and the U.S. over the past ten months with two major supermarket conglomerates and the company anticipates orders commencing in Q2, 2004. These two supermarket conglomerates purchase in excess of $1.5M of PVC food stretch film themselves annually. The Canadian and U.S. market for food stretch film is in excess of $500 million annually and the company anticipates it will continually increase its market share as consumer awareness and legislated restrictions for PVC products increases. The company is unaware of any other economically viable alternatives to PVC stretch film for the food industry.

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Diamant has been  approved by the  Canadian  Health  Protection  Branch for food contact and qualifies for the U.S. Food and Drug Administration non-objection status. Diamant film will be included in the TerraChoice EcoBuyer catalogue which indicates that the product is considered an environmentally responsible product. The goal of the company is to make substantial inroads into the industrial market (supermarkets, etc.) which is already aware of the need for non-PVC products and then, through public awareness, address the home use market which is a multi-million dollar market within itself with much higher profit margins.

ART International Corporation trades on the OTC:BB under the symbol ARIOF. For further information contact Michel van Herreweghe at (905) 477-0252 and/or visit ART's website at www.artinternationalinc.com.

This release may contain forward-looking statements that involve uncertainties and risks. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expected or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by ART International Corporation including its periodic reports on Form 10-K, 10-Q and 8-K. ART International Corporation undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof.